      As filed with the Securities and Exchange Commission on May  , 1998
                                                      Registration No. 333-
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------

                          Galileo International, Inc.
            (Exact name of registrant as specified in its charter)


           Delaware                                          36-4156005
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                          Identification No.)

                       9700 West Higgins Road, Suite 400
                           Rosemont, Illinois 60018
              (Address of principal executive offices) (Zip Code)

             Galileo International, Inc. 1997 Stock Incentive Plan
       Galileo International, Inc. 1997 Non-Employee Director Stock Plan
                           (Full title of the plans)

                               -----------------

                             Babetta R. Gray, Esq.
          Senior Vice President Legal, General Counsel and Secretary
                          Galileo International, Inc.
                       9700 West Higgins Road, Suite 400
                           Rosemont, Illinois 60018
                    (Name and address of agent for service)

                                (847) 518-4000
         (Telephone number, including area code, of agent for service)

                                With a copy to:
                             Robert A. McWilliams
                               Freeborn & Peters
                      311 South Wacker Drive, Suite 3000
                         Chicago, Illinois 60606-6677
                                (312) 360-6000

                               -----------------

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                            Proposed                Proposed
                                       Amount                Maximum                 Maximum
    Title of Securities                 to be            Offering Price              Aggregate                   Amount of
      to be Registered              Registered(1)         Per Share(2)           Offering Price(2)           Registration Fee
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value            8,640,000            $42                  $362,880,000.00               $107,049.60

==============================================================================================================================


(1) In accordance with Rule 416(a) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers an indeterminate number of shares of Common Stock, $.01 par value (the "Common Stock") issuable pursuant to certain anti-dilution provisions in the plans listed above.
(2) Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on May 19, 1998.
(3) Paid on May 29, 1998.
================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.


     The following documents filed by Galileo International, Inc. (the "Company" or "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated in and made a part of this Registration Statement by reference:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997 filed with the Commission on March 17, 1997;

          (b) The Company's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1998 filed with the Commission May 14, 1998;

          (c) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1996; and

          (d) The description of the Company's common stock, par value $.01 per share, contained in the Company's registration statement on Form 8-A filed under the Securities Exchange Act of 1934 (File No. 1-13153).

     All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under this Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.


Item 5.  Interests of Named Experts and Counsel.

     Babetta R. Gray has rendered an opinion as to the legality of the common stock registered hereunder. Ms. Gray, who is a Director and Senior Vice President Legal, General Counsel and Secretary of the Company, is eligible to participate in the Company's 1997 Stock Incentive Plan.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the Company only as authorized in each specific case upon a determination by the shareholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

     The Company's Restated Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) in respect of certain unlawful dividend payments or stock redemptions or purchases; or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company's Restated Certificate of Incorporation and Restated By-Laws provide for indemnification of its directors and officers to the fullest extent permitted by Delaware law, as the same may be amended from time to time.

     Section 9 of the Underwriting Agreement between the Company and the underwriters of the Company's initial public offering, filed as Exhibit 1.1 to the Form S-1, contains provisions for certain indemnification rights to the directors and officers of the Registrant.

     In addition, the Company maintains liability insurance for its directors and officers.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.




Number                             Description
------                             -----------

 4.1    Restated Certificate of Incorporation (incorporated by reference to
        Exhibit 3.1 to the Company's Registration Statement on Form S-1 (No.
        333-27495) (the "Form S-1"))

 4.2    Restated By-Laws (incorporated by reference to Exhibit 3.2 of the Form
        S-1)

 4.3    Galileo International, Inc. 1997 Stock Incentive Plan, as revised May 1,
        1998

 4.4    Galileo International, Inc. 1997 Non-Employee Director Stock Plan
        (incorporated by reference to Exhibit 10.42 to the Form S-1)

 5.1 Opinion of Babetta R. Gray, Senior Vice President Legal, General Counsel and Secretary of the Registrant

23.1    Consent of KPMG Peat Marwick LLP

23.2    Consent of Babetta R. Gray (included in Exhibit 5.1)

24.1    Power of Attorney (included on signature page hereto)


Item 9.  Undertakings.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of the Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemont, State of Illinois, on this 26th day of May, 1998.



                            GALILEO INTERNATIONAL, INC.



                            By: /c/ James E. Barlett
                                ------------------------------------------------
                                 James E. Barlett
                                 Chairman, President and Chief Executive Officer



                                 POWER OF ATTORNEY



     Know all men by these presents, that each person whose signature appears below constitutes and appoints James E. Barlett and Babetta R. Gray, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on May 26th, 1998.


       Signature                                            Title
       ---------                                            -----

/c/ James E. Barlett                    Chairman, President and Chief Executive Officer
--------------------------              (principal executive officer)
    James E. Barlett


/c/ Paul H. Bristow                     Director, Senior Vice President, Chief Financial
--------------------------              Officer and Treasurer (principal financial and
    Paul H. Bristow                     accounting officer)


         Signature                                          Title
         ---------                                          -----

/c/ Babetta R. Gray                     Director, Senior Vice President Legal, General
--------------------------              Counsel and Secretary
    Babetta R. Gray

/c/ Frederic F. Brace                   Director
__________________________
    Frederic F. Brace


/c/ David A. Coltman                    Director
--------------------------
    David A. Coltman

                                        Director
__________________________
    James E. Goodwin
                                        Director
__________________________
    Terry L. Hall

/c/ Frank H. Rovekamp                   Director
--------------------------
    Frank H. Rovekamp

                                        Director
__________________________
    Georges P. Schorderet


__________________________              Director
    Derek M. Stevens


/c/ Kenneth Whipple                     Director
--------------------------
    Kenneth Whipple


                                 EXHIBIT INDEX




                                                                                      Sequentially
Exhibit                                                                                 Numbered
Number                               Description                                          Page
-------                              -----------                                          ----
4.1       Restated Certificate of Incorporation (incorporated by reference to
          Exhibit 3.1 to the Company's Registration Statement on Form S-1 (No.
          333-27495) (the "Form S-1"))

4.2       Restated By-Laws (incorporated by reference to Exhibit 3.2 of the Form
          S-1)

4.3       Galileo International, Inc. 1997 Stock Incentive Plan, as revised May 1,
          1998

4.4       Galileo International, Inc. 1997 Non-Employee Director Stock Plan
          (incorporated by reference to Exhibit 10.42 to the Form S-1)

5.1 Opinion of Babetta R. Gray, Senior Vice President Legal, General Counsel and Secretary of the Registrant

23.1      Consent of KPMG Peat Marwick LLP

23.2      Consent of Babetta R. Gray (included in Exhibit 5.1)

24.1      Power of Attorney (included on signature page hereto)